                                  Exhibit 23(a)
                    Consent of Independent Public Accountants



   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 1, 1995, included in the Fabri-Centers of America, Inc. Form 10-K and Form 10-K/A for the fiscal year ended January 28, 1995 and to all references to our Firm included in this Registration Statement.



Arthur Andersen LLP
Cleveland, Ohio,
June 7, 1995.